Exhibit 10.30

AWARD AGREEMENT

UNDER THE SURGIVISION, INC.

2010 NON-QUALIFIED STOCK OPTION PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price Per Share:	$
[FMV on Grant Date]

Grant Date:

Expiration date:

Pursuant to the SurgiVision, Inc. 2010 Non-Qualified Stock Option Plan as amended through the date hereof (the “Plan”), SurgiVision, Inc. (the “Company”) hereby grants under this agreement (this “Agreement”) to the Optionee named above, who is an employee, consultant or other service provider of the Company or any of its Affiliates, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of Shares specified above at the Option Exercise Price Per Share specified above subject to the terms and conditions set forth herein and in the Plan. The Stock Option is a non-qualified stock option; it is not intended to be an “incentive stock option” under Section 422 of the Code. Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.

1.     Exercisability Schedule. No portion of the Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Committee to accelerate the exercisability schedule hereunder, the Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated:

Incremental Number of Option Shares Exercisable		Exercisability Date
(____%)
(____%)
(____%)

Once exercisable, the Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan. Notwithstanding anything herein to the contrary or in the Plan, in the event of a Change of Control, the Stock Option shall become fully exercisable as of the effective time of the Change of Control.

2.     Manner of Exercise.

(a)     The Optionee may exercise the Stock Option only in the following manner: from time to time on or prior to the Expiration Date of the Stock Option, the Optionee may give written notice to the Committee of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check) at the time the Stock Option is exercised, (ii) in Shares having a Fair Market Value equal to the aggregate Option Exercise Price Per Share for the Option Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares has been held by the Optionee for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in Shares (as described in the preceding clause (ii)), (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Stock obtained upon the exercise of the Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Exercise Price Per Share for the Option Shares being purchased; provided that in the event the Optionee chooses to pay the Option Exercise Price Per Share as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (v) through “net settlement” in Shares. In the case of a “net settlement” of a Stock Option, the Company will not require a cash payment of the Option Exercise Price Per Share for the Option Shares being purchased, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Exercise Price Per Share for the Option Shares set forth in this Agreement. With respect to any remaining balance of the aggregate Option Exercise Price Per Share for the Option Shares, the Company shall accept a cash payment. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for such Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or applicable laws and regulations, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of the Shares pursuant to the exercise of Stock Options under the Plan and any subsequent resale of such Shares will be in compliance with applicable laws and regulations.

(b)     The Shares purchased upon exercise of the Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Stock Option unless and until the Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the Shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.

(c)     The minimum number of Shares with respect to which the Stock Option may be exercised at any one time shall be 100 Shares, unless the number of Shares with respect to which the Stock Option is being exercised is the total number of Shares subject to exercise under the Stock Option at the time.

(d)     Notwithstanding any other provision hereof or of the Plan, no portion of the Stock Option shall be exercisable after the Expiration Date hereof.

3.     Termination of Employment. If the Optionee’s employment by the Company or any Affiliate is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)     Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of the Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of Optionee’s death, by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of the Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b)     Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s Disability, any portion of the Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of Disability, by the Optionee, or the Optionee’s legal representative or guardian, as applicable, for a period of 12 months from the date of Disability or until the Expiration Date, if earlier. Any portion of the Stock Option that is not exercisable on the date of Disability shall terminate immediately and be of no further force or effect.

(c)     Termination for Cause; Voluntary Resignation. If the Optionee’s employment with the Company or any Affiliate terminates for Cause or if the Optionee voluntarily terminates his or her employment, any portion of the Stock Option outstanding on such date shall terminate immediately and be of no further force or effect. For purposes of this Agreement, “Cause” shall mean: (i) gross negligence or willful misconduct by the Optionee in the performance of the Optionee’s duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company; (ii) any breach by the Optionee of any non-compete agreement or similar agreement between the Optionee and the Company; (iii) any material breach by the Optionee of any confidentiality agreement or similar agreement between the Optionee and the Company; (iv) a material violation by the Optionee of any federal or state law or regulation or the Company’s compliance program in the performance of the Optionee’s duties; (v) commission by the Optionee of any act of fraud with respect to the Company; (vi) the Optionee’s conviction of, or the Optionee’s entry of a guilty plea or plea of nolo contendere with respect to, a felony; (vii) the Optionee’s failure to perform duties consistent with the Optionee’s position or to follow or comply with the reasonable directives of the Board or the Optionee’s supervisor(s), provided that (A) the Optionee shall have received written notice that specifically identifies the manner in which the Company believes that the Optionee has engaged in such failure and (B) the Optionee shall not have cured such failure within thirty (30) days following receipt of such notice, provided further that such opportunity to cure a failure shall not apply if the Optionee has received more than one notice with respect to the same or similar conduct pursuant to this clause (vii) during any twelve (12) consecutive month period; or (viii) any act or omission that would constitute “cause” under any employment agreement or similar agreement between the Optionee and the Company or its Affiliate, as applicable.

(d)     Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s voluntary termination, the Optionee’s death, the Optionee’s Disability or for Cause, and unless otherwise determined by the Committee, any portion of the Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of the Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4.     Incorporation of Plan. Notwithstanding anything herein to the contrary, the Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including, without limitation, the powers of the Committee set forth in Section 4 of the Plan.

5.     Transferability. Unless otherwise approved by the Committee, this Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. Except as provided in Section 3(b) of this Agreement, the Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.     Tax Withholding. The Optionee shall, not later than the date as of which the exercise of the Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from the Option Shares to be issued a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.

7.     No Obligation to Continue Employment. Neither the Company nor any of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any such Affiliate to terminate the employment of the Optionee at any time.

8.     Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

9.     Amendment. Pursuant to Section 11 of the Plan, the Committee may at any time amend or cancel any outstanding portion of the Stock Option, but no such action may be taken that adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

10.     Inconsistencies. In the event of any inconsistency between the terms of this Agreement and the Optionee’s employment agreement with the Company, if any, the terms of such employment agreement shall govern.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Agreement on and as of the day and year first above written.

SURGI-VISION, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Optionee’s Signature

Optionee’s Name

Optionee’s Address:

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